Nordson Corporation Reports Second Quarter Fiscal 2023 Results and Updates Annual Guidance

Second Quarter:
•Sales were $650 million, a 2% increase over the prior year
•Operating profit was $173 million
•Adjusted operating profit was $176 million, 27% of sales
•Earnings per share were $2.21
•Adjusted earnings per share were $2.26 compared to $2.43 in the prior year

Guidance:
•Maintaining previously issued full-year fiscal 2023 revenue guidance of 0% to 3% growth over record fiscal 2022 and narrowing adjusted earnings per diluted share to the range of $8.90 to $9.30 per share
WESTLAKE, Ohio--(BUSINESS WIRE)--May 22, 2023--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal second quarter ended April 30, 2023. Sales were $650 million, a 2% increase compared to the prior year’s second quarter sales of $635 million. The increase in second quarter 2023 sales includes an organic increase of 1% and a favorable acquisition impact of 3%, offset by unfavorable currency translation of 2%. The organic sales increase was driven by strong 7% growth in Asia Pacific.
Operating profit in the second quarter was $173 million. Adjusted operating profit, excluding severance costs, totaled $176 million, or 27% of sales, compared to prior year adjusted operating profit of $184 million. The 4% decrease in operating profit was driven by the impact of unfavorable currency translation and sales mix. EBITDA for the second quarter of 2023 totaled $203 million, or 31% of sales.
Net income was $128 million, or $2.21 earnings per diluted share. Adjusted net income was $130 million, a $12 million decrease from the prior year earnings of $142 million. The decrease was driven by lower operating profit and increased interest expense. Second quarter 2023 adjusted earnings per diluted share were $2.26, a 7% decrease from the prior year adjusted earnings per diluted share of $2.43.
“The diversification of our business came through once again in our second quarter performance. Solid growth in our industrials, consumer non-durable and medical interventional solutions product lines helped offset the sales decrease in our products serving the semiconductor and the biopharmaceutical end markets enabling strong profitability of 31% EBITDA. While we remain invested in our direct sales teams and NBS Next training programs, our segments are taking targeted cost actions to address the current business environment. The combination of these choices will continue driving long-term profitable growth,” said Sundaram Nagarajan, president and chief executive officer.
Second Quarter Segment Results
Industrial Precision Solutions sales of $336 million represents organic growth of 9% over the prior year, offset by unfavorable currency translation impacts. The growth was driven primarily by robust demand in the polymer processing product lines and for products in the consumer non-durable end market across most regions. Operating profit in the quarter was $112 million, or 33% of sales, a 9% increase over the prior year second quarter.
Medical and Fluid Solutions sales of $167 million decreased 3% compared to the prior year second quarter. Organic sales decreased 2% and currency had an unfavorable impact of 1%. The organic sales decrease was driven by significant softness in the medical fluid components and fluid solutions product lines, offset by strong demand for medical interventional solutions product lines. Operating profit totaled $48 million. Adjusted operating profit, which excludes severance, was $49 million, or 30% of sales, a decrease of 15% compared to the prior year second quarter operating profit. The decreased segment profitability continued to be impacted by meaningful sales mix changes within medical product lines and related factory inefficiencies due to reduced volumes.

Advanced Technology Solutions sales of $148 million increased 1% compared to the prior year second quarter. Sales benefited from the acquisition impact of 12% partially offset by a decrease in organic sales of 10% and an unfavorable currency impact of 2%. The organic sales decrease was driven by electronics dispense products serving semiconductor end markets in the Americas and Asia, slightly offset by continued growth in test and inspection product lines. Operating profit was $26 million. Adjusted operating profit, which excludes severance, totaled $28 million, or 19% of sales, was down 30% compared to the prior year second quarter operating profit. The decline in operating profit during the quarter was driven by the organic sales decrease, partially offset by profitable acquisition growth.

Outlook
Backlog entering the second half of fiscal 2023 remains strong at $950 million and continues to be heavily weighted toward systems and medical interventional solutions. Order entry has been steady throughout the quarter. Based on current visibility, we now expect fourth quarter sales to be the strongest of the year, increasing low-mid single digits over the prior year fourth quarter. We expect third quarter sales to be comparable to the prior year, as a result of the pull forward of certain systems sales into the second quarter. On balance, the Company is maintaining its previously issued full-year revenue growth guidance of 0% to 3% over record fiscal 2022 and narrowing adjusted earnings guidance to the range of $8.90 to $9.30.

Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, May 23, 2023, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Six Months Ended
	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022
Sales	$650,165	$635,403	$1,260,642	$1,244,569
Cost of sales	298,040	277,768	579,650	546,800
Gross profit	352,125	357,635	680,992	697,769
Gross margin %	54.2%	56.3%	54.0%	56.1%

Selling & administrative expenses	179,618	173,662	364,266	357,936
Operating profit	172,507	183,973	316,726	339,833

Interest expense - net	(9,475)	(4,942)	(19,418)	(10,127)
Other expense - net (1)	(1,405)	(39,764)	(4,601)	(38,472)
Income before income taxes	161,627	139,267	292,707	291,234

Income taxes	34,064	29,633	60,883	61,191

Net income	$127,563	$109,634	$231,824	$230,043

Weighted-average common shares outstanding:
Basic	57,184	57,784	57,177	57,971
Diluted	57,680	58,382	57,721	58,606

Earnings per share:
Basic earnings	$2.23	$1.90	$4.05	$3.97
Diluted earnings	$2.21	$1.88	$4.02	$3.93
(1) Three and six months ended April 30, 2022, include pension settlement charge of $41,221.

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	April 30, 2023	October 31, 2022
Cash and cash equivalents	$129,073	$163,457
Receivables - net	527,851	537,313
Inventories - net	440,179	383,398
Other current assets	58,338	48,803
Total current assets	1,155,441	1,132,971

Property, plant and equipment - net	354,669	353,442
Goodwill	2,110,471	1,804,693
Other assets	572,534	529,269
	$4,193,115	$3,820,375

Current maturities of long-term debt and notes payable	$603,343	$392,537
Accounts payable and accrued liabilities	387,049	441,666
Total current liabilities	990,392	834,203

Long-term debt	345,899	345,320
Other liabilities	359,822	346,477
Total shareholders' equity	2,497,002	2,294,375
	$4,193,115	$3,820,375

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2023	April 30, 2022
Cash flows from operating activities:
Net income	$231,824	$230,043
Depreciation and amortization	53,535	50,355
Other non-cash items (1)	11,458	51,449
Changes in working capital	(45,857)	(85,070)
Other	36,945	(32,276)
Net cash provided by operating activities	287,905	214,501

Cash flows from investing activities:
Additions to property, plant and equipment	(15,349)	(24,776)
Acquisition of businesses, net of cash acquired	(377,843)	(171,613)
Other - net	39	15
Net cash used in investing activities	(393,153)	(196,374)

Cash flows from financing activities:
Net issuance of long-term debt	184,617	1,654
Repayment of finance lease obligations	(2,775)	(2,620)
Dividends paid	(74,463)	(59,301)
Issuance of common shares	11,808	7,798
Purchase of treasury shares	(54,365)	(140,466)
Net cash provided (used) in financing activities	64,822	(192,935)

Effect of exchange rate change on cash:	6,042	(4,272)
Net change in cash and cash equivalents	(34,384)	(179,080)

Cash and cash equivalents:
Beginning of period	163,457	299,972
End of period	$129,073	$120,892

(1) Six months ended April 30, 2022, includes pension settlement charge of $41,221.

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	April 30, 2023	April 30, 2022	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$335,807	$316,434	8.5%	—%	(2.4)%	6.1%
Medical and Fluid Solutions	166,526	172,212	(2.3)%	—%	(1.0)%	(3.3)%
Advanced Technology Solutions	147,832	146,757	(9.9)%	12.3%	(1.7)%	0.7%
Total sales	$650,165	$635,403	1.3%	2.8%	(1.8)%	2.3%

SALES BY GEOGRAPHIC REGION
Americas	$278,731	$273,753	(0.6)%	2.4%	—%	1.8%
Europe	167,904	172,256	(2.3)%	2.1%	(2.3)%	(2.5)%
Asia Pacific	203,530	189,394	7.4%	4.2%	(4.1)%	7.5%
Total sales	$650,165	$635,403	1.3%	2.8%	(1.8)%	2.3%

	Six Months Ended		Sales Variance
	April 30, 2023	April 30, 2022	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$647,353	$640,367	4.8%	—%	(3.7)%	1.1%
Medical and Fluid Solutions	320,813	330,996	(1.5)%	—%	(1.6)%	(3.1)%
Advanced Technology Solutions	292,476	273,206	(3.3)%	12.9%	(2.5)%	7.1%
Total sales	$1,260,642	$1,244,569	1.3%	2.8%	(2.8)%	1.3%

SALES BY GEOGRAPHIC REGION
Americas	$543,610	$513,654	3.7%	2.2%	(0.1)%	5.8%
Europe	330,843	328,241	3.6%	1.7%	(4.5)%	0.8%
Asia Pacific	386,189	402,674	(3.6)%	4.4%	(4.9)%	(4.1)%
Total sales	$1,260,642	$1,244,569	1.3%	2.8%	(2.8)%	1.3%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
	April 30, 2023		April 30, 2022		April 30, 2023		April 30, 2022
SALES BY SEGMENT
Industrial Precision Solutions	$335,807		$316,434		$647,353		$640,367
Medical and Fluid Solutions	166,526		172,212		320,813		330,996
Advanced Technology Solutions	147,832		146,757		292,476		273,206
Total sales	$650,165		$635,403		$1,260,642		$1,244,569

OPERATING PROFIT
Industrial Precision Solutions	$111,773		$102,196		$214,093		$204,383
Medical and Fluid Solutions	47,922		58,314		87,307		107,407
Advanced Technology Solutions	26,090		40,144		43,053		67,378
Corporate	(13,278)		(16,681)		(27,727)		(39,335)
Total operating profit	$172,507		$183,973		$316,726		$339,833

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$—		$—		$—		$1,563
Medical and Fluid Solutions	1,479		—		1,479		—
Advanced Technology Solutions	1,960		—		12,255		—
Total adjustments	$3,439		$—		$13,734		$1,563

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial Precision Solutions	$111,773	33%	$102,196	32%	$214,093	33%	$205,946	32%
Medical and Fluid Solutions	49,401	30%	58,314	34%	88,786	28%	107,407	32%
Advanced Technology Solutions	28,050	19%	40,144	27%	55,308	19%	67,378	25%
Corporate	(13,278)		(16,681)		(27,727)		(39,335)
Total operating profit - adjusted	$175,946	27%	$183,973	29%	$330,460	26%	$341,396	27%

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$7,285		$6,916		$14,130		$14,358
Medical and Fluid Solutions	13,683		13,578		27,308		27,125
Advanced Technology Solutions	4,010		2,247		7,822		4,510
Corporate	2,122		2,224		4,275		4,362
Total depreciation & amortization	$27,100		$24,965		$53,535		$50,355

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$119,058	35%	$109,112	34%	$228,223	35%	$220,304	34%
Medical and Fluid Solutions	63,084	38%	71,892	42%	116,094	36%	134,532	41%
Advanced Technology Solutions	32,060	22%	42,391	29%	63,130	22%	71,888	26%
Corporate	(11,156)		(14,457)		(23,452)		(34,973)
Total EBITDA	$203,046	31%	$208,938	33%	$383,995	30%	$391,751	31%

(1) Represents severance, as well as fees and non-cash inventory charges associated with acquisitions.

(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022
GAAP AS REPORTED
Operating profit	$172,507	$183,973	$316,726	$339,833
Other / interest expense - net	(10,880)	(44,706)	(24,019)	(48,599)
Net income	127,563	109,634	231,824	230,043
Diluted earnings per share	$2.21	$1.88	$4.02	$3.93

Shares outstanding - diluted	57,680	58,382	57,721	58,606

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$4,306	$1,563
Severance and other	3,439	—	$9,428	$—

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$41,221	$—	$41,221

Total adjustments	$3,439	$41,221	$13,734	$42,784

Adjustments net of tax	$2,714	$32,450	$10,877	$33,795
EPS effect of adjustments and other discrete tax items	$0.05	$0.56	$0.19	$0.58

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$175,946	$183,973	$330,460	$341,396
Operating profit % of sales	27.1%	29.0%	26.2%	27.4%
Net income (2)	$130,277	$142,084	$242,701	$263,838
Diluted earnings per share (3)	$2.26	$2.43	$4.21	$4.50
(1) Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges related to acquisitions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications

440.204.9985
Lara.Mahoney@nordson.com